Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Chime Financial, Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Chime Financial, Inc. 2025 Equity Incentive Plan	Rule 457(h)	46,500,000(2)	$27.00(6)	$1,255,500,000.00	0.00015310	$192,217.05
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Chime Financial, Inc. 2025 Employee Stock Purchase Plan	Rule 457(h)	9,300,000(3)	$22.95(7)	$213,435,000.00	0.00015310	$32,676.90
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2012 Stock Option and Grant Plan (Options)	Rule 457(h)	33,646,372(4)	$8.63(8)	$290,368,190.36	0.00015310	$44,455.37
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2012 Stock Option and Grant Plan (RSUs)	Rule 457(h)	57,050,553(5)	$27.00(6)	$1,540,364,931.00	0.00015310	$235,829.87
Total Offering Amounts					$3,299,668,121.36		$505,179.19
Total Fee Offsets							$—
Net Fee Due							$505,179.19
(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s Class A common stock that become issuable under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”), the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”) and the Registrant’s Amended and Restated 2012 Stock Option and Grant Plan (the “2012 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock.
(2)    Represents shares of Class A common stock reserved for issuance pursuant to future awards under the 2025 Plan. The number of shares of Class A common stock available for issuance under the 2025 Plan will be increased by any shares of Class A common stock subject to awards granted under the 2012 Plan that, on or after the effective date of the registration statement relating to the Registrant’s initial public offering (the “Registration Date”), expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the registrant for payment of an exercise price or for satisfying tax withholding obligations (which includes, for the avoidance of doubt, shares withheld on or after the Registration Date to satisfy tax withholding obligations with respect to the restricted stock units (“RSUs”) vesting on the Registration Date), or are forfeited to or repurchased by the registrant due to failure to vest, subject to the maximum limit set forth in the 2025 Plan. See footnotes 4 and 5 below.
(3)    Represents shares of Class A common stock reserved for issuance under the 2025 ESPP.
(4)    Represents shares of Class A common stock reserved for issuance pursuant to stock options outstanding under the 2012 Plan as of the date of this Registration Statement. Any shares of Class A common stock subject to such awards that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, will become available for issuance as shares of Class A common stock under the 2025 Plan, subject to the maximum limit set forth in the 2025 Plan. See footnote 2 above.
(5)    Represents shares of Class A common stock reserved for issuance pursuant to RSUs outstanding under the 2012 Plan as of the date of this Registration Statement. Any shares of Class A common stock subject to such awards that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for satisfying tax withholding obligations (which includes, for the avoidance of doubt, shares withheld on or after the Registration Date to satisfy tax withholding obligations with respect to the RSUs vesting on the Registration Date), or are forfeited to or repurchased by the Registrant due to failure to vest, will become available for issuance as shares of Class A common stock under the 2025 Plan, subject to the maximum limit set forth in the 2025 Plan. See footnote 2 above.
(6)    Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $27.00 per share, which is the initial public offering price per share of Class A common stock as set forth on the cover page of the Registrant’s prospectus dated June 11, 2025 relating to its initial public offering.
(7)    Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $27.00 per share, which is the initial public offering price per share of Class A common stock as set forth on the cover page of the Registrant’s prospectus dated June 11, 2025 relating to its initial public offering. Pursuant to the 2025 ESPP, the purchase price of the shares of Class A common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of Class A common stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2025 ESPP).
(8)    Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.63 per share, which is the weighted-average exercise price of stock options to purchase Class A common stock outstanding under the 2012 Plan as of the date of this Registration Statement.